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                                                                  EXHIBIT 23(ii)


INDEPENDENT AUDITORS' REPORT


We consent to the incorporation by reference in this Registration Statement of Richman Gordman 1/2 Price Stores, Inc. on Form S-8 of our reports dated April 4, 1997, appearing in the Annual Report on Form 10-K of Richman Gordman 1/2 Price Stores, Inc. for the year ended February 1, 1997.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Omaha, Nebraska

September 16, 1997